UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2020

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Suite 400 Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer

On February 21, 2020, Mr. Alan Shepard was appointed to serve as CNX Resources Corporation’s (the “Company’s”) Vice President and Chief Accounting Officer as of February 25, 2020 (the “Effective Date”). Mr. Shepard, age 39, has served as the Chief Financial Officer of EdgeMarc Energy, a private equity sponsored oil and gas exploration and production company (“EdgeMarc”), since March 2018. Prior to assuming that role, he served as EdgeMarc’s Finance Director from December 2017 to March 2018, Controller & Treasurer from November 2015 to December 2017, and Controller from February 2014 to November 2015. Previously, Mr. Shepard served as Assistant Corporate Controller at Walter Energy Inc., a metallurgical coal company, from October 2012 to February 2014. Between July 2006 and October 2012, Mr. Shepard held several management and financial positions with the Company, including General Manager Financial Reporting from February 2012 to October 2012, Manager Financial Reporting from February 2011 to February 2012, Senior Analyst – Corporate Strategy and Risk Management from February 2010 to February 2011, Supervisor Financial Reporting from October 2007 to February 2010, and Accountant Financial Reporting from July 2006 to October 2007. Mr. Shepard was also a senior associate with PricewaterhouseCoopers LLP from May 2004 to July 2006, and is a certified public accountant.

There are no arrangements or understandings between Mr. Shepard and any other persons pursuant to which Mr. Shepard was named the Company’s Vice President and Chief Accounting Officer. Mr. Shepard does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Shepard does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Shepard will be entitled to an annual base salary of $225,000, a target 2020 short-term incentive compensation opportunity of 35% of his base salary, and long-term incentive awards equal to 40% of base salary (the “LTIC Amount”) granted under the Company’s Equity Incentive Plan and the applicable award agreements (with vesting of such awards generally subject to his continued employment with the Company and its affiliates): (i) a restricted stock unit award equal to 50% of the LTIC Amount that vests ratably over a 3-year period on each anniversary of the Effective Date, (ii) a performance share unit award equal to 40% of the LTIC Amount, and a one-time supplemental award equal to $100,000, that will vest and be paid, if at all, after the end of the 3-year performance period based on the achievement of relative total shareholder return and absolute stock price goals, and (iii) a non-qualified stock option award equal to 10% of the LTIC Amount that will vest ratably over a 3-year period on each anniversary of the Effective Date.

Mr. Jason Mumford will continue to serve as the Chief Accounting Officer of the general partner of CNX Midstream Partners LP. Additionally, on February 17, 2020, the Company and Mr. Mumford agreed that he will transition to the new role of Vice President – SEC Financial Reporting and Controller of the Company on the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By: /s/ Donald W. Rush
Name: Donald W. Rush
Title: Executive Vice President and Chief Financial Officer

Dated: February 21, 2020